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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                 NEOSE AMENDS SHAREHOLDER RIGHTS PLAN TO PERMIT

            EASTBOURNE CAPITAL TO INCREASE OWNERSHIP POSITION TO 20%

Horsham, PA, June 13, 2002 -- Neose Technologies, Inc. (NasdaqNM: NTEC) announced today that, upon request of its second largest shareholder, Eastbourne Capital Management, L.L.C. (Eastbourne), Neose has amended its Shareholder Rights Plan to permit Eastbourne to acquire additional Neose common shares in the open market in order to increase Eastbourne's ownership position up to 20%. Eastbourne currently holds approximately 14.9% of Neose's common shares, and otherwise would have been limited to 15% under the Shareholder Rights Plan.

C. Boyd Clarke, Neose's president and chief executive officer, said,"Neose is pleased that Eastbourne wants to increase its ownership position in the company. Eastbourne understands the potential of our technology, and has been supportive of our plans to realize that potential.

Neose develops proprietary technologies for the synthesis and manufacture of complex carbohydrates. The company uses its broad technology platform in the following programs: GlycoAdvance(TM) for improving recombinant glycoproteins; GlycoTherapeutics(TM) to develop novel carbohydrate-based therapeutics; and GlycoActives(TM) to develop novel carbohydrate-based food and nutritional ingredients. Eastbourne Capital Management, L.L.C. is a large fund money management firm based in San Rafael, California. The firm manages several funds that invest in a broad array of sectors. The firm's investment methodology is based on rigorous fundamental analysis, which it believes provides a significant competitive advantage over other forms of investing. The firm may be reached at 415-448-1200 or www.eastbournecapital.com.

CONTACTS:

Neose Technologies, Inc.
A. Brian Davis
Acting Chief Financial Officer
215-315-9000

Barbara Krauter
Investor Relations Associate
215-315-9004


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NEOSE TECHNOLOGIES, INC.                                                 PAGE 2

For more information, please visit www.neose.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the "Risk Factor" section of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2001.